                                  EXHIBIT 1.1

                              EXCHANGE AGREEMENT


     This Exchange Agreement is made and entered into as of the 15th day of April, 1999, by and between Interactive Network, Inc. ("IN"), a California corporation, First Party, and TCI Programming Holding Company, III ("TCI Programming"), TCI Development, LLC ("TCID") (the successor-in-interest to TCI Development Corporation) (TCI Programming and TCID being hereafter collectively referred to as "TCI") National Broadcasting Company, Inc. ("NBC"), Sprint Corporation ("Sprint"), and Motorola, Inc. ("Motorola") (TCI, NBC, Sprint and Motorola being collectively referred to herein as the "Noteholders"), Second Parties.

                                   RECITALS
                                   --------

     1. IN and the Noteholders have entered into a Mutual Release and Settlement Agreement (the "Settlement Agreement") dated as of July 10, 1998,
Section 5 of which contemplates the execution of this Agreement in order to effectuate the exchange of certain promissory notes of IN held by the Noteholders for shares of IN's common stock.

     2. Pursuant to Section 7 of the Settlement Agreement, IN filed a petition with the United States Bankruptcy Court of the Northern District of California under Chapter 11 of the Bankruptcy Code (Case No. 98-34055-DM-11) on September 14, 1998, and on December 22, 1998, filed its plan of reorganization. On April 12, 1999, the Bankruptcy Court entered its order (the "Bankruptcy Court Confirming Order") confirming IN's plan of reorganization (a copy of which has been delivered to each Noteholder).

     Now, therefore, in consideration of the foregoing premises and the following terms, covenants and conditions, the Parties hereby agree as follows:

1.   EXCHANGE OF SECURITIES

     1.1 Subject to the terms and conditions set forth herein, the Noteholders agree to convey to IN at the Closing (as that term is defined below) for cancellation promissory notes of IN (the "Notes") in the aggregate principal amounts indicated below, duly endorsed to IN, and in exchange IN agrees to deliver to each Noteholder a stock certificate of IN issued in the name of each Noteholder evidencing the number of shares of IN's common stock, no par value, indicated below after the name of each Noteholder (the aggregate number of shares issuable hereunder being referred to herein as the "Shares"):

                                                    NUMBER OF SHARES OF IN
                         PRINCIPAL AMOUNT OF      COMMON STOCK TO BE RECEIVED
         NOTEHOLDER            NOTES                     BY NOTEHOLDER
TCI Programming                                   2,600,351 (TCI Programming)
   and TCID                $10,008,216.80               342,556 (TCID)
      NBC                    6,503,287.65                 1,902,279
    Sprint                   5,000,000.00                 1,484,520
   Motorola                  5,001,220.88                 1,484,883
                           --------------                 ---------
    TOTAL:                 $26,512,723.00                 7,814,589

     1.2 The Noteholders hereby acknowledge that upon transfer of the Notes to IN, and upon receipt of the Shares in exchange therefor, all obligations of IN with respect to the Notes, including principal and interest accrued thereon, will be deemed cancelled and extinguished.

     1.3 The IN Stock Certificates being delivered to the Noteholders in accordance with Section 1.1 will have endorsed on the face thereof a legend conspicuously stating: "The shares evidenced hereby are subject to a voting agreement, dated as of April 23, 1999, and expiring on April 22, 2003, a copy of which is on file at the office of Interactive Network, Inc."

2.   DISBURSEMENT OF ESCROW FUNDS

     TCI will cause Wells Fargo Bank, 525 Market Street, San Francisco, California 94163, contemporaneously with the exchange of securities at the Closing contemplated in section 1 of this Agreement, to wire transfer (a) to IN's Account No. 0029106168 at Wells Fargo Bank's IRA Operations Office, 525 Market Street, 4th Floor (Transit No. 121000248), the sum of $10,000,000, currently held in its Escrow Account No. 6029 108453, plus any accrued interest or appreciation thereon, and (b) to the Account No. 01-13449-3 maintained in the name of Cotchett, Pitre & Simon - Money Market Account, at Peninsula Bank of Commerce, 1001 Broadway, Millbrae, California, the sum of $2,500,000, currently held in Wells Fargo Bank, Escrow Account No. 6029-108461, plus any accrued interest or appreciation thereon. TCI will secure the cooperation of Legal Strategies Group in effecting the aforesaid transfer to Cotchett, Pitre & Simon.

3.   RELEASE OF SECURITY INTERESTS

     At the Closing, TCI will, contemporaneously with the exchange of securities contemplated in Section 1 of this Agreement, deliver to IN any intellectual property of IN and a release of all security liens and/or interests held by any of the TCI Parties (as defined in the Settlement Agreement), NBC, Sprint or Motorola in any IN assets, as contemplated in Section 4 of the Settlement Agreement. Such release will be in the form attached hereto as Exhibit 1. The Noteholders will execute such further documents and take such further actions as IN may reasonably require to effectuate the release of liens on the assets of IN held by or for the benefit of the Noteholders at the time of Closing.

4.   VOTING AGREEMENT

     At the Closing, the Noteholders and IN will contemporaneously with the exchange of securities contemplated in Section 1 of the Agreement enter into a voting agreement (the "Voting Agreement") with respect to the shares of IN common stock issued to the Noteholders pursuant to this Agreement. Such Voting Agreement will be in the form attached hereto as Exhibit 2.

5.   OPINION OF COUNSEL

     At the Closing, IN will deliver to the Noteholders an opinion of Morrison & Foerster LLP, counsel to IN, in the form attached hereto as Exhibit 3.

6.   CLOSING

     The closing will be held at 10:00 a.m. Pacific Time, on April 23, 1999, at the offices of Morrison & Foerster LLP, 425 Market Street, San Francisco, California 94105, or at such other time and place as the parties shall mutually agree .

7.   REPRESENTATIONS AND WARRANTIES OF THE NOTEHOLDERS

     Each of the Noteholders represents and warrants to IN, severally and not jointly as to itself only and not to any other Noteholder, that:

     (a) It is a corporation duly organized, validly existing and in good standing under the laws of its respective state of incorporation and has full corporate power to carry on its business as it is now being conducted.

     (b) It has full right, power and authority to execute, deliver and perform this Agreement and the Voting Agreement.

     (c) This Agreement and the Voting Agreement each constitutes a valid and binding agreement of it enforceable in accordance with its terms.

     (d) It has good and marketable title to all of the Notes to be exchanged by it pursuant to Section 1 of this Agreement free and clear of any lien, claim, charge, restriction, security interest, equity or encumbrance of any kind whatsoever and, except as otherwise provided in the Notes (which restrictions are hereby waived), has the complete and unrestricted right, power and authority to sell, transfer and deliver said Notes.

     (e) To the best of its knowledge, the only place where filings are required to effect the release of liens held by it at the time of Closing on the assets of IN as contemplated in Section 3 of this Agreement are set forth in
Exhibit 4 attached hereto.

8.   REPRESENTATIONS AND WARRANTIES OF IN

     IN represents and warrants to the Noteholders that:

     (a) IN is a corporation duly organized, validly existing and in good standing under the laws of the State of California and has full corporate power to carry on its business as it is now being conducted.

     (b) IN has full right, power and authority to execute, deliver and perform this Agreement and the Voting Agreement.

     (c) This Agreement and the Voting Agreement each constitutes a valid and binding agreement of IN enforceable in accordance with its terms.

     (d) The shares of common stock to be issued to each of the Noteholders pursuant to Section 1 hereof have been duly authorized by the board of directors of IN, will be validly issued, fully paid and non-assessable, and will be free and clear of any lien, claim, charge, restriction, security interest, equity or encumbrance of any kind whatsoever.

     (e) Neither the execution of this Agreement nor the consummation of the transactions contemplated herein require the consent of, approval of, declaration of, filing with or registration with any governmental or non-governmental person, entity or authority, including, without limitation, any filing under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     (f) The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby will (i) not conflict with, or result in (or with notice or lapse of time result in) a breach of the terms of or default under or violate (A) any provision of applicable law, or (B) any agreement, commitment, contract, instrument, order, decree, ruling or injunction to which IN is subject or a party or by which IN is bound or to which any shares or properties or assets of IN are subject; (ii) not cause the cancellation, discontinuance or alteration of any contract or agreement held by IN, or to which IN is a party; (iii) not result in a default or breach under the provisions of any note of which IN is the maker or guarantor or under any indenture, agreement or other instrument to which IN is a party or by which IN is bound or to which the properties or assets of IN are subject; (iv) not cause any acceleration of maturity of any loan or material obligations to which IN is a party or by which IN is bound or with respect to which IN is an obligor or guarantor; or (v) not result in the creation or imposition of any material lien, claim, charge, restriction or encumbrance of any kind whatsoever upon, or give to any other person any interest or right (including any right of termination or cancellation) in or with respect to, any of the material properties, assets, business, agreements or contracts of IN or the stock of IN.

     (g) The issuance of the shares contemplated by this Agreement is exempt under Section 3(a)(9) of the Securities Act of 1933.

     (h) No commission or other remuneration was or will be paid or given, directly or indirectly, by IN to any person or entity for soliciting the exchange of the Notes contemplated by this Agreement.

     (i) There are 30,840,441 shares of common stock of IN issued and outstanding as of the date hereof, immediately prior to consummation of this Agreement. No shares or rights or options to purchase shares of common stock of IN have been issued or granted since July 10, 1998, except for options granted on February 26, 1999, to William H. Green and William L. Groeneveld, as Directors of the Company, to purchase 25,000 shares and 12,500 shares, respectively, of the Company's Common Stock at 42 cents per share under the Company's 1999 Stock Option Plan.

     (j) The number of shares of common stock of IN and/or stock options held or claimed to be held by David Lockton, or for the benefit of David Lockton, as disclosed on the stock records of the Company are set forth in Exhibit 5 attached hereto. IN's current management is not aware of any common stock and/or stock options of IN held by or for the benefit of any members of Mr. Lockton's family or any corporations or other entities directly or indirectly controlled by Mr. Lockton, except as disclosed in Amendment No. 1 to his Schedule 13D filed with the Securities and Exchange Commission on December 7, 1998, and reflected in Exhibit 5 attached hereto.

9.   TCI AS AGENT

     The Noteholders hereby appoint TCI as their agent-in-fact to take any actions and execute any documents for their benefit to carry out the provisions of this Agreement, including, without limitation, approval of documents as to form, and executing instruments to effectuate the release of liens on IN's assets as contemplated in Section 3 of this Agreement, and (except for NBC, which reserves its right to consider any such waiver) waiver of the requirement that the Bankruptcy Court's Confirming Order be final and non-appealable, provided that TCI shall not take any action that would alter the provisions for exchange of securities set forth in Section 1 of this Agreement or adversely affect the rights of the Noteholders hereunder or under the Voting Agreement. The Noteholders will each arrange to receipt for and take possession of the stock certificates evidencing their shares.

10.  MISCELLANEOUS PROVISIONS

     (a)  No Waiver. No failure to exercise, and no delay in exercising, any
          ---------
right, power or privilege hereunder shall operate as a waiver thereof. No waiver of any breach of any provision shall be deemed to be a waiver of any proceeding or succeeding breach of the same or any other provision. No extension of time of performance of any obligations or other acts hereunder or under any other agreement shall be deemed to be an extension of the time for performance of any other obligations or any other acts.

     (b)  No Assignment. The rights and obligations of this Agreement may not be
          -------------
assigned in whole or in part without the prior written consent of the other party hereto.

     (c)  Counterparts. This Agreement may be executed in counterparts, each of
          ------------
which shall be an original but all of which together shall constitute one and the same instrument.

     (d)  Entire Agreement/Amendments/Titles. This Agreement constitutes the
          ----------------------------------
entire agreement between the parties and no waiver, modification or termination of the terms hereof shall be valid unless in writing signed by the parties and only to the extent therein set forth. The capitalized titles to the various paragraphs and subparagraphs hereof are for convenience only and shall not effect the construction or interpretation of the actual provisions.

     (e)  Reaffirmation and Survival of Warranties. The representations and
          ----------------------------------------
warranties set forth herein shall be deemed to have been made again at and as of the Closing, and said representations and warranties shall survive the Closing.

     (f)  Expenses. Each party hereto shall pay its own expenses incident to
          --------
this Agreement and the transactions contemplated hereby except (i) any applicable excise, sales, transfer, documentary or other similar taxes, if any, that may be imposed upon or payable or collectible as a consequence of the transactions provided for herein shall be payable by the Noteholders and (ii) as may be provided otherwise in this Agreement.

     (g)  Notices. All notices, requests, demands and other communications shall
          -------
be in writing and shall be deemed to have been duly given only if for delivery prepaid via a traceable over-business-night delivery service.

     To the Noteholders:

        TCI:

        Tele-Communications, Inc.
        9197 South Peoria Street
        Englewood, Co  80112
        Attn:  Gary Howard

          with copies to:

          Bertram Perkel, Esq.
          Baker & Botts
          599 Lexington Avenue
          New York, NY  10022-6030

          and

          Joshua R. Floum
          Legal Strategies Group
          5905 Christie Avenue
          Emeryville, CA  94608-1925

        National Broadcasting Company, Inc.
        30 Rockefeller Plaza
        New York, NY  10112
        Attn:  Thomas S. Rogers, President
               NBC Cable and Business Development
          with a copy to:

          Elizabeth Newell, Esq.
          Law Department, Suite 1075E
          National Broadcasting Company
          30 Rockefeller Plaza
          New York, NY  10112

        Motorola, Inc., Law Department
        1303 East Algonquin Road
        Schaumburg, IL  60196
        Attn:  Linda B. Valentine, Vice President
               and Assistant General Counsel

          with a copy to:

          Hans Stucki, Esq.
          Dickinson-Wright
          225 W. Washington Street, Suite 400
          Chicago, IL  60606

        Sprint Corporation
        Department of Law
        2330 Shawnee Mission Parkway
        Westwood, KS  66205
        Attn:  Corporate Secretary

or such other addresses as may be subsequently designated by each of the Noteholders.

     To IN:

        Bruce Bauer, Chairman of the Board, President
           and Chief Executive Officer
        Interactive Network, Inc.
        1161 Old County Road
        Belmont, CA  94002

        with a copy to:

           Marshall L. Small, Esq.
           Morrison & Foerster LLP
           425 Market Street
           San Francisco, CA  94105

or such other address as may be subsequently designated by IN.

     (h)  Governing Law. This Agreement will be governed by, and construed in
          -------------
accordance with, the laws of the state of California as applied to contracts made and performed in such State.

     In witness whereof, IN and the Noteholders have duly executed this Agreement on the date first set forth above.

Interactive Network, Inc.                  TCI Programming Holding Company, III


By:      /s/ Bruce W. Bauer                By:     /s/ Gary Howard
   ------------------------------             -------------------------------
             Bruce W. Bauer,                           Gary Howard,
          Chairman of the Board,                       President and
               President and                      Chief Executive Officer
          Chief Executive Officer
                                           TCI Development, LLC

               First Party
                                           By:      /s/ Stephen M. Brett
                                              -------------------------------
                                                     Stephen M. Brett,
                                                      Vice President

                                           National Broadcasting Company, Inc.


                                           By:      /s/ Thomas S. Rogers
                                              -------------------------------
                                                  Thomas S. Rogers, President
                                                         NBC Cable and
                                                     Business Development

                                           Sprint Corporation


                                           By: /s/ Don A. Jensen
                                              __________________________
                                                 Don A. Jensen

                                           Motorola, Inc.


                                           By: /s/ Linda Valentine
                                              __________________________
                                                  Linda Valentine
                                               Senior Vice President

                                                  Second Parties

                             SCHEDULE OF EXHIBITS


Exhibit No.                           Description
-----------                           -----------

    1          Instrument(s) releasing liens on IN assets

    2          Voting Agreement

    3          Opinion of Morrison & Foerster LLP

    4 Places where filings are required to effect release of liens on IN assets

    5          Stockholdings and options of David Lockton

                       EXHIBIT 1 [TO EXCHANGE AGREEMENT]
                       ---------------------------------

                   INSTRUMENTS RELEASING LIENS ON IN ASSETS
                   ----------------------------------------


     1. Patent Assignment from TCI Programming Holding Company, III, to Interactive Network, Inc., for filing in U.S. Patent & Trademark Office

     2. Trademark Assignment from TCI Programming Holding Company, III, to Interactive Network, Inc., for filing in U.S. Patent & Trademark Office

     3. Patent Assignment from TCI Programming Holding Company, III, to Interactive Network, Inc., for filing in Canadian Intellectual Property Office

     4. California Uniform Commercial Code, Termination Statement executed by TCI Programming Holding Company, III, for filing with the California Secretary of State on its own behalf and as agent for NBC, Sprint and Motorola

     5. California Uniform Commercial Code Termination Statement executed by TCI Development, LLC, as successor to TCI Development Corporation, for filing with the California Secretary of State

     6.   Assignment and termination of Security Interests and Liens


                        [COPIES OF INSTRUMENTS OMITTED]

                       EXHIBIT 2 [TO EXCHANGE AGREEMENT]
                       ---------------------------------

                               VOTING AGREEMENT


     This Voting Agreement is made and entered into as of the 23rd day of April, 1999, by and between Interactive Network, Inc. ("IN"), a California corporation, First Party, and TCI Programming Holding Company, III ("TCI Programming"), TCI Development, LLC ("TCID") (the successor-in-interest to TCI Development Corporation) (TCI Programming and TCID being hereafter sometimes collectively referred to as "TCI"), National Broadcasting Company, Inc. ("NBC"), Sprint Corporation ("Sprint"), and Motorola, Inc. ("Motorola") (TCI, NBC, Sprint and Motorola being collectively referred to herein as the "Shareholders"), Second Parties.

                                   RECITALS
                                   --------

     1. IN and the Shareholders entered into a Mutual Release and Settlement Agreement (the "Settlement Agreement"), dated as of July 10, 1998, Section 6 of which contemplates the execution of this Agreement in connection with consummation of the Exchange Agreement (the "Exchange Agreement) to which a copy of this Agreement is attached as Exhibit 2.

     2. The Exchange Agreement has been consummated on this date, and each of the Shareholders has received a certificate evidencing the numbers of shares of common stock of IN set opposite its name in Section 1 of this Agreement.

     Now, therefore, in consideration of the foregoing premises and the following terms, covenants and conditions, the Parties hereto agree as follows:

1.   SHARES SUBJECT TO THIS AGREEMENT

     The shares of common stock of IN (hereinafter referred to as the "Shares") subject to this Agreement are the shares set forth opposite the name of each Shareholder below issued pursuant to the Exchange Agreement and initially represented by the stock certificate indicated below:

                                                            CERTIFICATE NUMBER
              SHAREHOLDER          NUMBER OF SHARES
            TCI Programming            2,600,351
                  TCID                   347,556
                  NBC                  1,902,279
                 Sprint                1,484,520
                Motorola               1,484,883
                                       ---------
                 TOTAL:                7,814,589

2.   AGREEMENT TO VOTE SHARES

     Each holder will vote the shares received by it under the Exchange Agreement as directed by a committee of Independent Persons (as such term is defined in the Settlement Agreement) who shall consist of three persons and shall make its decisions by majority vote. The committee shall initially consist of John Bohrer, Donald Graham and Bruce Bauer. If any of them shall resign, die or become incapacitated, he shall first be replaced by William Green, if William Green is then available and willing to serve in such capacity. If

Green is unavailable and/or unwilling, the members of the committee shall, by majority vote, select a new member or members in their discretion, provided that no new member shall be David Lockton or a member of David Lockton's family. If the remaining members are unable to agree upon a new member by majority vote, then they shall apply to the chief Judge of the Superior Court of Alameda County to appoint such a member. However, (i) each Holder shall be entitled to vote its
                          -------
Shares as it determines in its sole discretion with respect to the election of David Lockton or any of his family members as a director of IN, or any other matter regarding Mr. Lockton, and (ii) each Holder shall be entitled to vote its Shares (to the extent stockholder approval or a consent to such action is required, whether sought by IN or any other person) as it determines in its sole discretion with respect to the following matters:

          (a) any liquidation or dissolution of IN or the filing of any voluntary bankruptcy petition (other than as contemplated in the Settlement Agreement);

          (b)  any sale of IN; or

          (c) the declaration and payment of any cash dividends or other distributions on the common stock or any other cash payments to stockholders as such.

     This Agreement shall constitute a voting agreement within the meaning of
Section 706 of the California Corporations Code.

3.   DURATION OF AGREEMENT

     This Agreement will terminate on April 22, 2003, unless sooner terminated upon a breach of its terms.

4.   APPLICATION TO TRANSFEREES; LEGENDING OF STOCK CERTIFICATES

     The terms of this Agreement shall be binding upon any transferee(s) of the shares, who, as a condition to transfer of the shares, shall sign a counterpart of this Agreement evidencing the agreement of the transferee to be bound by this Agreement. Stock certificates evidencing the shares shall be evidenced with a conspicuous legend on the face thereof stating: "The shares evidenced hereby are subject to a voting agreement dated as of April 23, 1999, and expiring on April 22, 2003, a copy of which is on file at the office of Interactive Network, Inc." Each of the Second Parties reserves the right upon 5 business days prior written notice to the other Second Parties and the Company to assert under Section 12.2 of the Settlement Agreement that transferees of its shares may not be bound by this Agreement.

5.   COUNTERPARTS

     This Agreement may be executed in counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument.

     In witness whereof, IN and the Shareholders have duly executed this Agreement on the date first set forth above.

Interactive Network, Inc.                   TCI Programming Holding Company, III


By: /s/ Bruce W. Bauer                      By: /s/ Gary Howard
    __________________________                  __________________________
          Bruce W. Bauer,                              Gary Howard,
       Chairman of the Board,                          President and
          President and                           Chief Executive Officer

      Chief Executive Officer

                                            TCI Development LLC
            First Party

                                            By: /s/ Stephen M. Brett
                                                ________________________________
                                                     Stephen M. Brett,
                                                      Vice President


                                            National Broadcasting Company, Inc.


                                            By: /s/ Thomas S. Rogers
                                                ________________________________
                                                Thomas S. Rogers, President
                                                       NBC Cable and
                                                   Business Development


                                            Sprint Corporation


                                            By: /s/ Don A. Jensen
                                                ________________________________
                                                    Don A. Jensen

                                            Motorola, Inc.


                                            By: /s/ Linda Valentine
                                                ________________________________
                                                    Linda Valentine,
                                                 Senior Vice President

                                                     Second Parties

     [This agreement was also itself signed as of the Closing]

                       EXHIBIT 3 [TO EXCHANGE AGREEMENT]
                       ---------------------------------

                                April 23, 1999

TCI Programming Holdings, III
TCI Development, LLC
National Broadcasting Company, Inc.
Sprint Corporation
Motorola, Inc.

     Re:  Interactive Network, Inc.

Mesdames and Gentlemen:

     This opinion is furnished to you pursuant to Section 5 of the Exchange Agreement, dated as of April 15, 1999, between you and Interactive Network, Inc. (the "Company").

     We have examined originals or copies of the following documents (the "Documents"):

          (i) Exchange Agreement dated as of April 15, 1999, between you and the Company (the "Exchange Agreement");

          (ii) Amended and Restated Articles of Incorporation of the Company, filed on November 14, 1991 with the California Secretary of State, and Certificate of Amendment of Amended and Restated Articles of Incorporation of the Company, filed on May 26, 1995 with the California Secretary of State;

          (iii) Resolutions of Board of Directors of the Company, dated December 16, 1998, and resolutions of Executive Committee of Board of Directors of the Company, dated March 26, 1999; and

          (iv) Order confirming the Company's Chapter 11 plan of reorganization, filed on April 12, 1999, by the United States Bankruptcy Court for the Northern District of California (the "Order").

Unless otherwise defined herein, terms defined in the Documents shall have the same meanings herein.

     In addition, we have examined such records, documents, certificates of public officials and of the Company, made such inquiries of officials of the Company, and considered such questions of law as we have deemed necessary for the purpose of rendering the opinions set forth herein.

     We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies. In making our examination of the Documents, we have assumed that each party to one or more of the Documents other than the Company has the power and authority to execute and deliver, and to perform and observe the provisions of the Documents, and has duly authorized, executed and delivered such Documents, and that such Documents constitute the legal, valid and binding obligations of such party.

     Our opinion in paragraph (a) below as to the good standing of the Company is based solely upon a certificate of public officials in the state named in that paragraph. Our opinion in paragraph (d) below with respect to preemptive rights is based upon the assumption that by executing that certain Mutual Release and Settlement Agreement, dated as of July 10, 1998, between you and the Company (the "Settlement Agreement"), and by executing the Exchange Agreement, Tele-Communications, Inc. has relinquished any preemptive right it may have under Section 10 of that certain Amended and Restated Stock Purchase Agreement, dated as of June 4, 1993, between TCI Development Corporation and the Company.

     Whenever our opinion herein with respect to the existence or absence of facts is indicated to be based on our knowledge, it is intended to signify that, in the course of our representation of the Company, none of Adam Lewis, Ellen Borgersen, Darryl Rains, Marshall Small or David Goldenberg has acquired actual knowledge of the existence or absence of such facts.

     We have not undertaken any independent investigation to determine the existence or absence of such facts, and no inference as to our knowledge of the existence or absence of such facts should be drawn from the fact of our representation of the Company.

     The opinions hereinafter expressed are subject to the following further qualifications and exceptions:

     (1) Other than the effect of the Order on the Settlement Agreement, the effect of bankruptcy, insolvency, reorganization, arrangement, moratorium or other similar laws relating to or affecting the rights of creditors generally, including, without limitation, laws relating to fraudulent transfers or conveyances, preferences and equitable subordination.

     (2) Limitations imposed by general principles of equity upon the availability of equitable remedies or the enforcement of provisions of the Documents; and the effect of judicial decisions which have held that certain provisions are unenforceable where their enforcement would violate the implied covenant of good faith and fair dealing, or would be commercially unreasonable.

     (3) We express no opinion as to the effect on the opinions expressed herein of (1) the compliance or non-compliance of any party to the Documents (other than the Company) with any laws or regulations applicable to it, or (2) the legal or regulatory status or the nature of the business of any such party.

     Based upon and subject to the foregoing, we are of the opinion that:

     (a) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of California.

     (b) The Company has the corporate power and authority to execute and deliver, and to perform and observe the provisions of, the Exchange Agreement.

     (c) The Exchange Agreement has been duly authorized, executed and delivered by the Company. The Exchange Agreement constitutes the legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

     (d) The shares of Common Stock of the Company issued to you by the Company pursuant to the Exchange Agreement are duly authorized, validly issued, fully paid and non-assessable, free of any liens and to our knowledge, after due investigation, subject to no-preemptive rights.

     We express no opinion as to matters governed by any laws other than the substantive laws of the State of California and federal laws of the United States (without reference to choice-of-law rules), which are in effect on the date hereof.

     This opinion is solely for your benefit and may not be relied upon by, nor may copies be delivered to, any other person without our prior written consent.

                               Very truly yours,


 [This Letter was also itself signed by Morrison & Foerster as of the Closing]

                       EXHIBIT 4 [TO EXCHANGE AGREEMENT]
                       ---------------------------------

                       PLACES WHERE FILINGS ARE REQUIRED
                       ---------------------------------
                    TO EFFECT RELEASE OF LIENS ON IN ASSETS
                    ---------------------------------------


     1.   U.S. Patent & Trademark Office

     2.   Canadian Patent Office

     3.   California Secretary of State (Uniform Commercial Code)

     4.   Offices of County Clerk and County Recorder
          Santa Clara County, California

                       EXHIBIT 5 [TO EXCHANGE AGREEMENT]
                       ---------------------------------


                         STOCKHOLDINGS AND OPTIONS OF
                                 DAVID LOCKTON


     In Amendment No. 1 to the Schedule 13D filed by David Lockton with the Securities and Exchange Commission on December 7, 1998, he disclosed beneficial ownership of 2,759,000 shares of IN's common stock, including vested options for 2,103,000 shares exercisable at $.09 per share.

     IN's list of record shareholders as of March 1, 1999, as supplied by its stock transfer agent, discloses that David Lockton is the holder of record of 656,600 shares of IN's common stock and is the holder of record for 2,400 shares of IN's common stock as custodian for Richard A. Lockton under the Uniform Gifts to Minors Act, and John Lockton is the holder of record of 90,000 shares of IN's common stock.